UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 5, 2012, Alliant Techsystems Inc. (ATK) increased its Senior Secured Term Loan A borrowings by $200 million (the “Incremental Term Loan”) under the terms of its Second Amended and Restated Credit Agreement, dated as of October 7, 2010, among ATK as the Borrower; the Lenders named therein; Bank of America, N.A., as Administrative Agent (the “Administrative Agent”); The Royal Bank of Scotland plc, U.S. Bank National Association, Wells Fargo Bank, National Association, and SunTrust Bank as Co-Syndication Agents; Banc of America Securities LLC, RBS Securities Inc., U.S. Bank National Association, Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager (the “Senior Credit Facility”).  This Incremental Term Loan was made available to ATK under the Senior Credit Facility pursuant to the Incremental Term Facility Supplement (Tranche A), dated September 5, 2012 (the “Incremental Supplement”), by and among ATK, as Borrower, the incremental term loan lenders named therein, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger.  As a result of borrowing the Incremental Term Loan, ATK has outstanding loans totaling $565 million under the Senior Credit Facility.

The Incremental Term Loan is subject to annual principal payments of $10 million in each of the first and second years and $20 million in each of the third, fourth, and fifth years, paid on a quarterly basis, with the balance due on September 5, 2017.  All other terms of the Incremental Term Loan are consistent with those of its existing terms loans under the Senior Credit Facility, including interest rates on outstanding balances.  Substantially all domestic tangible and intangible assets of ATK and its subsidiaries are pledged as collateral under the Senior Credit Facility.  This description is qualified in its entirety by reference to the full text of

•                  the Senior Credit Facility, which is attached to ATK’s current report on Form 8-K dated October 7, 2010 as Exhibit 10.1 and is hereby incorporated by reference; and

•                  the Incremental Supplement, which is attached as to this report as Exhibit 10.2 and is hereby incorporated by reference.

The net proceeds from the Incremental Term Loan will be used to fund the redemption of ATK’s 6.75% Senior Subordinated Notes on September 7, 2012, for $409 million.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of October 7, 2010, among ATK as the Borrower; the Lenders named therein; Bank of America, N.A., as Administrative Agent; The Royal Bank of Scotland plc, U.S. Bank National Association, Wells Fargo Bank, National Association, and SunTrust Bank as Co-Syndication Agents; Banc of America Securities LLC, RBS Securities Inc., U.S. Bank National Association, Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager (incorporated by reference from Exhibit 10.1 to ATK’s Form 8-K dated October 7, 2010).

10.2

Incremental Term Facility Supplement (Tranche A), dated September 5, 2012, by and among ATK as Borrower, the incremental term loan lenders named therein, Bank of America, N.A. as Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Neal S. Cohen
	Name:	Neal S. Cohen
	Title:	Executive Vice President and Chief Financial Officer

Date: September 5, 2012